                            CONSENT AND AMENDMENT TO
                              INVESTMENT AGREEMENT

  This Consent and Amendment ("Consent and Amendment") dated as of December 29, 1993, by and between TENNECO INC., a Delaware corporation (the "Investor"), and CUMMINS ENGINE COMPANY, INC., an Indiana corporation (the "Company").

  WHEREAS, the Investor and the Company are parties to the Investment Agreement dated as of July 16, 1990 (the "Investment Agreement"), pursuant to which the
(i) Investor invested $100,000,000 in securities of the Company, which securities, as of the date hereof, consist of 3,200,000 shares of Common Stock of the Company (the "Cummins Stock"), and (ii) the Investor acquired certain rights and undertook certain obligations;

  WHEREAS, the Investment Agreement restricts the ability of the Investor to transfer the Cummins Stock; and

  WHEREAS, the Investor proposes that the Cummins Stock be transferred to Bankers Trust Company, as trustee of the Tenneco Inc. General Employee Benefit Trust (the "Trust") (such trustee and any successor trustee, in their respective capacities as trustee, are referred to herein as the "Trustee", and all references herein to the Trustee shall be deemed to include the Trust) by means of the following successive transfers of the Cummins Stock:

    First, from the Investor to Kern County Land Company ("Kern"), a wholly-owned subsidiary of the Investor;

    Second, from Kern to Case Corporation ("Case"), a wholly-owned subsidiary of Kern; and

    Third, from Case to the Trustee for the account of the Case Corporation Pension Plan for Hourly-Paid Employees (the "Case Hourly Plan").

The Company is willing to consent to such transfers (each a "Transfer" and collectively, the "Transfers") on the terms and subject to the conditions herein set forth. (Each of the transferees named above is referred to herein as a "Transferee" and collectively, as the "Transferees".) In connection with the proposed Transfers, the Investor and the Company are amending the Investment Agreement as hereafter set forth.

  NOW, THEREFORE, the parties agree as follows:

  SECTION 1. Definitions. Except as modified in this Consent and Amendment, terms used herein that are defined in the Investment Agreement shall have the meanings that are set forth in the Investment Agreement.

    (a) The term "affiliate" (as defined in the first sentence of Section 3.2(a) of the Investment Agreement) shall be construed so that the Trust shall not be deemed to be controlled by, or under common control with, any other person.

    (b) The term "associate" (as defined in Section 3.2(a)(ii) of the Investment Agreement) shall be construed so that no trust or estate as to which the Trustee serves as trustee or in a similar fiduciary capacity shall be deemed to be an associate of the Trust.

    (c) In determining whether a person is an "affiliate" or "associate" of the Trust, no person shall be considered to be controlled by the Trust, and no securities shall be considered owned by the Trust, unless the Trustee has such control or such ownership in its capacity as trustee of the Trust and not in any other capacity.

SECTION 2. Transfers of Cummins Stock.

  (a) The Company hereby consents to each of the Transfers provided that (i) prior to or simultaneous with each Transfer, the Transferee shall have executed and delivered to the Investor and the Company a Joinder in Agreement in the form required by Exhibit A and (ii) all of the Transfers occur and all the Transferees execute and deliver such Joinders in Agreement.

  (b) Simultaneously with the execution of this Consent and Amendment, the Investor is delivering to the Company a certificate representing the Cummins Stock, together with four stock powers, each duly executed in blank by the Investor and each Transferee other than the Trustee. As promptly as possible, the Company shall give appropriate instructions to the Company's stock transfer agent and registrar to take such action as may be necessary on their part to effect the Transfers and to register ownership of the Cummins Stock by the Transferees in the stock records of the Company.

SECTION 3. Representations and Warranties.

  (a) Breaches of Original Representations by the Company. In the event of any breach of any representation or warranty by the Company in the Investment Agreement, the Trustee, and only the Trustee, shall be entitled to any remedy it would have if such representation had been made to it at the time it acquired the Cummins Stock, it being understood, however, that the representations and warranties of the Company set forth in the Investment Agreement are made only as of July 16, 1990, the date of the Investment Agreement.

  (b) Additional Representations by the Company. The Company represents and warrants to the Investor and to each Transferee as follows:

    (1) INDIANA BUSINESS COMBINATION ACT. Each of the Transfers, and any subsequent purchase of Voting Securities by the Trustee permitted by the Investment Agreement, as amended by this Consent and Amendment (the "Amended Investment Agreement"), has been approved by the Board of Directors of the Company for purposes of Sections 23-1-43-18 of the Indiana Business Corporation Law.

    (2) RIGHTS AGREEMENT. Under the Rights Agreement, as in effect at the date hereof (the "Amended Rights Agreement"), none of the Transferees, upon acquisition of the Cummins Stock, shall be deemed an "Acquiring Person" thereunder in connection with its becoming a "Beneficial Owner" of "Common Shares" as defined in Section 1 thereof and as permitted pursuant to
  Section 3.2(a)(i), 3.2(d) or 3.2(e) of the Amended Investment Agreement. The Company has furnished to the Investor true and correct copies of the Amended Rights Agreement.

SECTION 4. Assignment of Rights.

  (a) Registration Rights. Each Transfer shall constitute an assignment of the Investor's right pursuant to Section 3.1(b) of the Investment Agreement to require registration of the Common Stock as set forth in Exhibit B to the Investment Agreement (it being understood that after all Transfers contemplated herein are completed, only the Trustee shall have such right).

  (b) Modification of Terms. Each Transfer shall constitute an assignment of the Investor's right, pursuant to Section 3.1(f) of the Investment Agreement, to require that the Amended Investment Agreement be further amended to conform with terms of Future Investment Agreements (it being understood that after all Transfers contemplated herein are completed, only the Trustee shall have such right); provided, however, that no such amendment shall be made if, in the Investor's judgment, such amendment would adversely affect the Investor's business interests. Accordingly, no such amendment shall be made unless the Investor shall have timely indicated in writing to the Company and the Trustee that it has no objection to the amendment.

  (c) Right to Purchase Additional Shares. Each Transfer shall constitute an assignment of the Investor's rights pursuant to Section 3.1(g) of the Investment Agreement to purchase Voting Securities or Voting

Security Equivalents (it being understood that after all Transfers contemplated herein are completed, only the Trustee shall have such right).

  (d) Amended Rights Agreement. Simultaneously with the execution of this Consent and Amendment, the Company shall execute, and shall cause the Rights Agent (as defined in the Rights Agreement) to execute, the Amendment to the Rights Agreement in the form attached hereto as Exhibit B.

  (e) Control Share Acquisitions. The Company shall not amend its Restated Articles of Incorporation or Bylaws if, as a result of such amendment, Chapter 42 of the Indiana Business Corporation Law would apply to any of the Transfers contemplated by this Consent and Amendment.

SECTION 5. Covenants of the Investor and the Transferees.

  (a) Assumption of the Investor's Obligations. Acceptance by each Transferee of the Transfer of the Cummins Stock shall constitute an assumption by such Transferee of the covenants of the Investor set forth in Section 3.2 of the Investment Agreement until such time as such Transferee transfers the Cummins Stock to another Transferee as contemplated hereby (provided, however, that each Transferee will remain bound by the terms of the Investment Agreement for so long as such Transferee shall be an affiliate of the Investor). After all the Transfers contemplated herein are complete, the Trustee shall be bound by all the covenants set forth in Section 3.2, and Section 3.2 shall be deemed amended to replace all references therein to the Investor with references to the Trustee.

  (b) Standstill and Other Provisions. Notwithstanding the assumption by the Transferees of the Investor's obligations set forth in Section 3.2(a) and 3.2(f) of the Investment Agreement, the Investor and its affiliates shall continue to be bound by such covenants during the term of the Amended Investment Agreement and the following additional provisions shall apply:

    (1) In determining the number of Voting Securities and Voting Security Equivalents held or controlled by the Trustee:

      (A) only Voting Securities and Voting Security Equivalents held by the Trustee as trustee of the Trust shall be considered in making this determination; and

      (B) Voting Securities and Voting Security Equivalents held by the Trustee as of the date of this Consent and Amendment shall be disregarded and shall not be subject to any of the provisions of the Amended Investment Agreement, which number of Voting Securities and Voting Security Equivalents has been previously disclosed in writing to the Company.

    (2) Simultaneously with the execution of this Consent and Amendment, the Investor shall cause the Investment Committee for the Trust to give the instructions set forth on Exhibit C to each person managing or controlling assets of the Trust, and such instructions shall not be revoked or rescinded for so long as the Investor and the Trustee are restricted from acquiring Voting Securities or Voting Security Equivalents.

    (3) Voting Securities and Voting Security Equivalents that are included in determining the number of Voting Securities and Voting Security Equivalents held or controlled by the Trust shall be aggregated with the number of Voting Securities and Voting Security Equivalents held or beneficially owned by the Investor and its affiliates for purposes of Sections 3.2(a) and 3.2(f) of the Amended Investment Agreement.

    (4) The Investor hereby agrees that during the term of the Investment Agreement, the Investor and its affiliates will not acquire, or agree to acquire, beneficial ownership of any Voting Securities or Voting Security Equivalents or direct or indirect rights to acquire such beneficial ownership.

  (c) Beneficial Ownership by Investor. For all purposes of the Investment Agreement, the Investor shall continue to be deemed to beneficially own all Voting Securities and Voting Security Equivalents held or controlled by the Trustee (other than those specified in clause (b)(1)(B) above).

  (d) Additional Exceptions Relating to Section 3.2. For purposes of Section 3.2(d) of the Investment Agreement, the Trust shall not be deemed to be a Financial Affiliate. Each Transfer of the Cummins Stock shall constitute an assignment of the Investor's rights pursuant to Section 3.2(e) of the Investment Agreement (it being understood that after all Transfers contemplated herein are completed, only the Trustee shall have such right).

  SECTION 6. Board Representation. Each Transfer shall constitute an assignment of the Investor's right, pursuant to Article IV of the Investment Agreement, to designate one person for election to the Company's Board of Directors (it being understood that after all Transfers contemplated herein are completed, only the Trustee shall have such right); provided, however, that any sale or transfer of Voting Securities by the Trustee shall be deemed to be a sale or transfer by the Investor.

  SECTION 7. Investment Management Agreement. Investor shall not amend, modify or supplement Section 5 of the Investment Management Agreement dated as of December 27, 1993, among the Investment Committee of the Tenneco Inc. General Employee Benefit Trust, Woodbridge Capital Management, Inc. and Investor (the "Investment Management Agreement") without the consent of the Company. Furthermore, Investor shall cause a provision having the same effect as Section 5 of the Investment Management Agreement to be included in any investment management agreement with any person (including any new investment management agreement with Woodbridge Capital Management, Inc.) who manages any portion of the Trust that includes any Cummins Stock, and Investor shall not amend, modify or supplement any such provision without the consent of the Company.

  SECTION 8. Miscellaneous.

  (a) Legend. The legend set forth in Section 6.3 of the Investment Agreement shall be amended by inserting after the words "Tenneco Inc." the phrase ", as amended by a Consent and Amendment dated December 29, 1993,". Such legend, as so amended, shall be included on the certificates for the Cummins Stock issued to each Transferee and shall remain on such certificates for the period specified in Section 6.3 of the Investment Agreement.

  (b) Notices. The address of each Transferee for communications referred to in
Section 6.8 of the Investment Agreement shall be as specified in the Joinder in Agreement for such Transferee.

  (c) Limited Applicability. This Consent and Amendment shall be effective only as to the specific matters expressly covered hereby and shall not be construed or deemed to alter any other provision of the Investment Agreement.

  (d) Governing Law. This Consent and Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Indiana without regard to the principles of conflicts of laws.

  (e) Counterparts. This Consent and Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other party.

  (f) Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Consent and Amendment and agree that the obligations of the parties hereunder shall be specifically enforceable.

  IN WITNESS WHEREOF, the parties have caused this Consent and Agreement to be duly executed by their duly authorized officers as of the date hereof.

                                          CUMMINS ENGINE COMPANY, INC.

                                                  Steven L. Zeller
                                          -------------------------------------

                                                  Steven L. Zeller

                                          TENNECO INC.

                                                    M. W. Meyer
                                          -------------------------------------

                                                    M. W. Meyer

                                                                       EXHIBIT A

                              JOINDER IN AGREEMENT

  This Agreement is made as of the       day of December, 1993, by and between
Tenneco Inc. (the "Investor") and                         (the "Transferee").

                              W I T N E S S E T H:

  WHEREAS, the Investor and Cummins Engine Company, Inc. (the "Company") have previously entered into an Investment Agreement dated as of July 16, 1990, which provided for the purchase by the Investor of certain securities of the Company, which securities presently consist of 3,200,000 shares of Common Stock of the Company (the "Shares"); and

  WHEREAS, the Investor desires to transfer the Shares to the Transferee and, pursuant to a Consent and Amendment to Investment Agreement dated as of
December   , 1993 (the "Consent and Amendment"), the Company has consented to such transfer; and

  WHEREAS, it is a condition precedent to the transfer of the Shares to the Transferee that the Transferee enter into this Joinder in Agreement;

 NOW THEREFORE, the parties agree as follows:

    1. By execution of this Joinder in Agreement, the Transferee shall become a party to the Consent and Amendment, and the Transferee shall be bound by the terms and provisions of the Consent and Amendment to the same extent as if the Transferee were originally a party thereto.

    2. The Investor and the Transferee agree that (i) the Company is a third party beneficiary of this Joinder in Agreement, and (ii) this Joinder in Agreement may not be amended without the Company's written consent.

    3. Representations and Warranties:

    Each of the Investor and the Transferee and only as to itself represent for the benefit of the Company as follows:

      (a) It has all requisite power and authority to execute and deliver this Joinder in Agreement.

      (b) The consummation of the Joinder in Agreement as contemplated hereby does not contravene its constitutive documents.

      (c) This Joinder in Agreement has been duly executed and delivered by it and is the legal, valid and binding obligation of it enforceable against it in accordance with its terms.

      (d) The execution, delivery and performance of this Joinder in Agreement and the consummation of the transactions contemplated hereby will not conflict with, or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which it is a party or result in any violation of any law, rule, regulation, order, judgment or decree applicable to it, including without limitation any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the rules and regulations promulgated thereunder, and any and all consents or approvals required by ERISA to permit the execution, delivery and performance of this Joinder in Agreement and the consummation of the transactions contemplated hereby have been obtained.

    4. The address for any notices or communications required or permitted to be given to the Transferee under the Investment Agreement, as amended by the Consent and Amendment, shall be as follows:

                  ------------------------------------------
                  ------------------------------------------
                  ------------------------------------------
                  ------------------------------------------

  IN WITNESS WHEREOF, the parties hereto have caused this Joinder in Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                          TENNECO INC.

                                          by ______________________________

                                          [TRANSFEREE]

                                          by ______________________________

                                                                  EXHIBIT B

  AMENDMENT NO. 7 dated as of             , 1993, to the Rights Agreement dated
as of September 9, 1986, as amended, between Cummins Engine Company, Inc., an Indiana corporation (the "Company"), and The First National Bank of Chicago, a national banking association, as Rights Agent (the "Rights Agent").

  WHEREAS the Company and the Rights Agent are parties to a Rights Agreement dated as of September 9, 1986, as amended (the "Rights Agreement"); and

  WHEREAS the Company and the Rights Agent deem it desirable to further amend the Rights Agreement as set forth herein.

  NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Rights Agreement, the parties hereto agree as follows:

  1. Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall after the acquisition by such Person (or by such Person's Affiliates or Associates) on or after July 16, 1990 of Beneficial Ownership of Common Shares be the Beneficial Owner of 15% or more of the Common Shares then outstanding (the number of Common Shares then outstanding being the number set forth in the then most recently available filing by the Company pursuant to the Exchange Act) but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan; (ii) any Person who becomes a Beneficial Owner of 15% or more of the Common Shares then outstanding and who, within 5 Business Days of the public announcement by the Company or such Person that such Person has acquired such Beneficial Ownership, divests itself of a sufficient number of Common Shares so that it is no longer the Beneficial Owner of 15% or more of the then outstanding Common Shares; (iii) Ford Motor Company, a Delaware corporation ("Ford"), provided that Ford does not acquire Beneficial Ownership of Common Shares except as permitted pursuant to Section 3.2(a)(i), Section 3.2(e) or Section 3.2(f) of the Investment Agreement between the Company and Ford dated as of July 16, 1990 (the "Ford Investment Agreement"), or pursuant to the Option Agreement (as defined in such Investment Agreement); (iv) the Trustee and the Trust (as such terms
  are defined in the Consent and Amendment dated as of             , 1993
  (the "Consent and Amendment") between the Company and Tenneco Inc., a Delaware corporation ("Tenneco"), provided that the Trustee does not acquire Beneficial Ownership of Common Shares except as permitted pursuant to (x) Section 3.2(a)(i), Section 3.2(d) or Section 3.2(e) of the Investment Agreement between the Company and Tenneco dated as of July 16, 1990 (the "Tenneco Investment Agreement") or (y) the Consent and Amendment; or (v) Kubota Corporation, a Japanese corporation ("Kubota"), provided that Kubota does not acquire Beneficial Ownership of Common Shares except as permitted to Section 3.2(a)(i), Section 3.2(d) and Section 3.2(e) of the Investment Agreement between the Company and Kubota dated as of July 16, 1990 (the "Kubota Investment Agreement")."

  2. Section 1(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

      "(b) "Affiliate" and "Associate", when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date hereof, provided, however, that (i) the Trustee shall not be deemed to be controlled by, or under common control; with, any other Person, (ii) no trust or estate as to which the Trustee serves as trustee or in a similar fiduciary capacity shall be deemed to be an Associate of the Trust and (iii) no Person shall be considered to be controlled by the Trust, and no Common Shares shall be considered owned by the Trust, unless the Trustee has such control or such ownership in its capacity as Trustee and not in any other capacity."

  3. Section 1(c) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "(c) "A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" any securities:

    (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

    (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than rights issuable under this Rights Agreement), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

    (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

  Notwithstanding the foregoing, in accordance with the terms of the Consent and Amendment, Tenneco will be deemed to be the Beneficial Owner of all the Common Shares held or controlled by the Trust (other than the Common Shares specified in Section 5(b)(1)(B) of the Consent and Amendment)."

  4. Section 1(hh) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "(hh) "Tender Offer Date" shall mean the first date of the commencement of, or first public disclosure of the intent of any Person (other than (w) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan, (x) Ford in connection with its making of an offer in accordance with Section 3.2(a)(i) or Section 3.2(f) of the Ford Investment Agreement, (y) the Trustee in connection with its making of an offer in accordance with the final provision of Section 3.2(e) of the Tenneco Investment Agreement or
  (z) Kubota in connection with its making of an offer in accordance with the final provision of Section 3.2(a)(i) or Section 3.2(e) of the Kubota Investment Agreement) to commence a tender or exchange offer for 20% or more of the outstanding Common Shares (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights)."

  5. Section 11(d)(i) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "Notwithstanding any provision of this Rights Agreement, a Triggering Event shall not be deemed to have occurred solely as a result of (i) any of Ford, the Trustee or Kubota becoming the Beneficial Owner of Common Shares as permitted pursuant to (x) in the case of Ford, Section 3.2(a), Section 3.2(e)
  or Section 3.2(f) of the Ford Investment Agreement, (y) in the case of the Trustee, Section 3.2(a), Section 3.2(d) or Section 3.2(e) of the Tenneco Investment Agreement or, in the case of any Transferee, pursuant to the terms of the Consent and Amendment or (z) in the case of Kubota, Section 3.2(a), Section 3.2(d) or Section 3.2(e) of the Kubota Investment Agreement or (ii) Ford becoming the Beneficial Owner of Common Shares as permitted by the Option Agreement."

  6. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to the Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          CUMMINS ENGINE COMPANY, INC.

                                          By: _____________________________

                                             Peter B. Hamilton

                                             Vice President and Chief
                                              Financial Officer

[SEAL]

Attest:

- -------------------------------

Steven L. Zeller

Secretary

                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Rights Agent

                                          By: _____________________________

                                             Michael R. Phalen

                                             Vice President

[SEAL]

Attest:

- -------------------------------

                                                                       EXHIBIT C

                                     [Date]

[Name and address of
each Asset Manager]

Ladies and Gentlemen:

  On this day the Tenneco Inc. General Employee Benefit Trust (the "Trust") has acquired 3,200,000 shares of Cummins Engine Company, Inc. ("Cummins"). In connection with this transaction, Bankers Trust Company, in its capacity as trustee of the Trust, has agreed that it will not acquire any Voting Securities or Voting Security Equivalents of Cummins except as permitted by the agreement between the Trustee and Cummins. The definitions of Voting Securities and Voting Security Equivalents are set forth in Annex I to this letter.

  In order to comply with the terms of the agreement between Cummins and the Trust, the Investment Committee under the Trust hereby instructs you to refrain from acquiring any Voting Securities or Voting Security Equivalents through the account that you manage on behalf of the Trust. This instruction shall remain in effect until the Investment Committee informs you in writing that this restriction is no longer in effect.

  If there are any Voting Securities or Voting Security Equivalents in the account managed by you, the foregoing instruction shall not require the disposition of such securities.

  If you have any questions concerning this matter, please call at your convenience.

                                          Very truly yours,

                                          The Investment Committee under the
                                          Tenneco Inc. General Employee
                                          Benefit Trust

                                          By ______________________________
                                                     Chairman of the
                                                  Investment Committee

                                                                         ANNEX I

  "Voting Securities" means any securities issued by Cummins having the ordinary power to vote, in the absence of contingencies, in the election of directors of Cummins.

  "Voting Security Equivalents" means securities convertible into or exchangeable for Voting Securities or options to purchase such securities or Voting Securities.